UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2012

NOBLE ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100 Houston, Texas		77067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dustin A. Hatley, age 45, was appointed as Vice President, Controller and Chief Accounting Officer of Noble Energy, Inc. (the “Company”) on February 1, 2012. He previously served as the Company’s Corporate Controller from February 2011 and served in other progressive positions of responsibility after joining the Company in March 2005. Prior to joining the Company, Mr. Hatley served as the Chief Accountant and Financial Reporting Manager for ENI Petroleum Co., Inc. in Houston, Texas. Before joining ENI Petroleum, he spent approximately fourteen years in the energy industry while working in Ernst & Young’s audit practice or working directly for energy industry service companies. Mr. Hatley is a Certified Public Accountant and holds bachelors and masters degrees in Accounting from the University of Houston Clear Lake.

Mr. Frederick B. Bruning resigned as Chief Accounting Officer effective on February 1, 2012, but will remain with the Company as Vice President until his retirement in March 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date: February 13, 2012	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Senior Vice President, General Counsel & Secretary